                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: December 9, 2002

                         Commission File Number: 000-27067

                         Communitronics of America, Inc.
             (Exact name of registrant as specified in its chapter)

                  Utah                                 87-0285684
            (State or other                          (IRS Employer
      jurisdiction of incorporation)               Identification No.)

              27955 Hwy. 98, Suite WW, Daphne, Alabama           36526
              (Address of principal executive offices)         (Zip Code)

                                 (251) 625-6426
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On December 4, 2002, Communitronics of America, Inc. (the "Company")
acquired GlobalTV, Inc. and as a result thereof the shareholders of GlobalTV,
Inc. obtained control of the Company by virtue of the 14.5 million shares of the registrant's common stock issued to them in exchange for 100% of the issued and outstanding shares of GlobalTV, Inc., said 14,5000,000 shares is over 50% of the registrant's total issued and outstanding common stock after the transaction.
The Company also purchased Vircomm Technologies, Inc. for 2,625,000 shares.
Pursuant to the terms of the acquisition agreements relating to those acquisitions, Anthony Mallone, Carlos Pichard, Anthony Cucchi and Larry Hartman
were appointed as additional directors to the board of directors of the Company, as approved by a majority of the shares held by shareholders of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     NOT APPLICABLE

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     NOT APLLICABLE

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     NOT APPLICABLE

ITEM 5.  OTHER EVENTS

     NOT APPLICABLE

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     NOT APPLICABLE

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                                  By: /s/ Anthony Cucchi
                                   ----------------------------
                                          Anthony Cucchi, Director

Date: December 30, 2002